       Exhibit 4

                SHARE REPURCHASE AGREEMENT

THIS SHARE REPURCHASE AGREEMENT (this “Agreement”) is entered into as of November 14, 2025 (the “Effective Date”), by and between the Estate of James W. Ayers (the “Shareholder”), and FB Financial Corporation, a Tennessee corporation (the “Company”).

Background

A.            WHEREAS, the Shareholder owns 10,931,841 shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”), and has agreed to sell a portion of those shares to the Company on the terms and conditions set forth in this Agreement; and

B.            WHEREAS, the Company has agreed to repurchase a portion of the shares of Common Stock held by the Shareholder at the price and upon the terms and conditions provided in this Agreement.

THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:

Agreement
1.            Repurchase.

(a)     The Shareholder hereby agrees to transfer, assign, sell, and convey 100% of its right, title, and interest in and to 1,717,948 shares of the Common Stock (the “Shares”) to the Company in exchange for an amount equal to $51.50 per share (the “Purchase Price”).

(b)     The closing of the sale of the Shares (the “Closing”) shall take place no later than the second business day following the Effective Date as facilitated via a conference call among the parties. At the Closing, the Shareholder shall deliver to the Company the Shares, and at or prior to the Closing, the Company shall deliver to the Shareholder an amount equal to the Purchase Price multiplied by the number of Shares purchased, by wire transfer of immediately available funds.

2.            Company Representations. In connection with the transactions contemplated hereby, the Company represents and warrants to the Shareholder that:

(a)     The Company is a corporation duly organized and existing under the laws of the State of Tennessee. The Company has requisite corporate power to execute, deliver, and perform, and has duly authorized, this Agreement and other documents contemplated hereby according to their respective terms.

(b)    The execution, delivery, and performance by the Company of this Agreement (i) will not conflict with any provision of the Company’s charter or bylaws, in either case as may be amended, restated or amended and restated, and (ii) will not conflict with, result in a breach of, or constitute default under any ruling, judgment, order, or injunction, or to the knowledge of the Company any law, ordinance, or regulation, of any court or governmental instrumentality to which the Company is subject or by which the Company or any of its assets and properties are bound.

(c)     This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid, and binding obligation of the Company, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, or other laws affecting creditors’ rights generally, or as may be modified by a court of equity.

3.            Shareholder Representations. In connection with the transactions contemplated hereby, the Shareholder hereby represents and warrants to the Company that:

(a)     The Shareholder has good and valid title to the Shares free and clear of all liens, encumbrances, equities or adverse claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or adverse claims, will pass to the Company.

(b)     The Shareholder has the full power, authority, and capacity necessary to enter into and perform its obligations under this Agreement, to sell, assign, transfer, and convey the Shares as required by this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Shareholder and constitutes the legal, valid, and binding obligation of the Shareholder, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, or other laws affecting creditors’ rights generally, or as may be modified by a court of equity.

(c)     The Shareholder is aware of the business affairs and financial condition of the Company. Furthermore, the Shareholder is sophisticated and possesses such knowledge and experience in financial and business matters as to be capable of independently evaluating the merits, risks and suitability of selling the Shares to the Company pursuant to this Agreement.

(d)     The execution, delivery, and performance by the Shareholder of this Agreement and any other documents contemplated hereby (i) will not conflict with, result in a breach of, or constitute a default under any ruling, judgment, order or injunction or, to the knowledge of the Shareholder, any law, ordinance, or regulation, of any court or governmental instrumentality to which the Shareholder is subject or by which the Shareholder, or its properties and assets, are bound; and (ii) will not create any claim, lien, charge, or encumbrance or restriction upon the Shares, except in favor of the Company as contemplated hereunder.

(e)     There are no claims, lawsuits, actions, arbitrations, administrative, or other proceedings, or to the knowledge of the Shareholder, governmental investigations or inquiries, pending or threatened against the Shareholder affecting the performance by the Shareholder of this Agreement and, to the knowledge of the Shareholder, there is no basis for any action or state of facts or occurrence of any event which might give rise to the foregoing.

4.            Termination. This Agreement may be terminated at any time by the mutual written consent of the Company and the Shareholder.

5.            Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed properly delivered, given and received (a) upon receipt when delivered by hand, (b) upon transmission, if sent by electronic transmission (provided that no “bounce back” or similar message of non-delivery is received with respect thereto), or (c) one business day after being sent by courier or express delivery service; provided that, in each case, the notice or other communication is sent to the address or email address set forth beneath the name of such party below (or to such other address or email address as such party shall have specified in a written notice given to the other parties):

To the Shareholder:
Estate of James W. Ayers
2 Maryland Way, Suite 230
Brentwood, Tennessee 37027
Attention:  Steven Simmons
Email:  steven.simmons@ayersasset.com
With a copy (which shall not constitute notice) to:
Hogan Lovells US LLP
555 13th Street NW
Washington, DC 20004
Attention:  Brian O’Fahey and Nick Hoover
Emails:  brian.ofahey@hoganlovells.com
              nick.hoover@hoganlovells.com
To the Company:
FB Financial Corporation
1221 Broadway, Suite 1300
Nashville, Tennessee 37203
Attention:  Beth Sims, General Counsel and Corporate Secretary
Email:  bsims@firstbankonline.com
With a copy (which shall not constitute notice) to:
Alston & Bird LLP
One Atlantic Center
1201 West Peachtree Street
Atlanta, Georgia 30309
Attention:  Mark C. Kanaly and William W. Hooper
Emails:  mark.kanaly@alston.com
              will.hooper@alston.com
or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

6.            Miscellaneous.
(a)    Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(b)    Severability.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed, and enforced in such jurisdiction as if such invalid, illegal, or unenforceable provision had never been contained herein.

(c)     Complete Agreement. This Agreement and any other agreements ancillary thereto and executed and delivered on the date hereof embody the complete agreement and understanding between the parties and supersede and preempt any prior understandings, agreements, or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(d)     Counterparts; Delivery by Electronic Transmission. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by electronic means, including by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of electronic means, including e-mail delivery of a “.pdf” format data file, to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of electronic means, including e-mail delivery of a “.pdf” format data file, as a defense to the formation of a contract and each party hereto forever waives any such defense.

(e)     Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Shareholder and the Company and their respective successors and assigns.

(f)     Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. The Agreement will be governed by and construed in accordance with the laws of the State of Tennessee, without giving effect to any choice of law or conflict of law provision or rule. Any civil action, counterclaim, proceeding, or litigation arising out of or relating to this Agreement shall be brought exclusively in any federal or state court of competent jurisdiction located in the State of Tennessee. Each party consents to the jurisdiction of such Tennessee courts in any such civil action, counterclaim, proceeding, or litigation and waives any objection to the laying of venue of any such civil action, counterclaim, proceeding, or litigation in such Tennessee courts. Service of any court paper may be effected on a party hereto by mail, as provided in this letter, or in such other manner as may be provided under applicable laws. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6(F).

(g)     Remedies. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance or other injunctive relief in order to enforce, or prevent any violations of, the provisions of this Agreement.

(h)     Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Shareholder and the Company.

(i)     Further Assurances. Each of the Company and the Shareholder shall execute and deliver such additional documents and instruments and shall take such further action as may be necessary or appropriate to effectuate fully the provisions of this Agreement.

(j)     Expenses. Each of the Company and the Shareholder shall bear their own expenses in connection with the drafting, negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

[Signatures Appear on Following Page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

ESTATE OF JAMES W. AYERS

By: ______________________________________
Name:_____________________________________
Title:______________________________________

FB FINANCIAL CORPORATION

By: ______________________________________
Name: ____________________________________
Title:______________________________________

[Signature Page to Share Repurchase Agreement]